Exhibit 4.1

NUMBER U-__________		UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS	A PARADISE ACQUISITION CORP.
CUSIP:
UNITS CONSISTING OF ONE CLASS A ORDINARY SHARE AND ONE RIGHT TO RECEIVE ONE-EIGHTH OF ONE CLASS A ORDINARY SHARE
THIS CERTIFIES THAT ______________________________________________________
is the owner of _______________________________________________________________ Units.
Each Unit (“Unit”) consists of one Class A ordinary share, no par value, of A Paradise Acquisition Corp., a British Virgin Islands company (the “Company”) and one right (“Right”) to receive one-eighth (1/8) of one Class A ordinary share. Every eight Rights entitle the holder thereof to receive one Class A ordinary share upon the consummation of the Company’s initial Business Combination. The Class A ordinary shares and Rights comprising the Units represented by this certificate are not transferable separately prior to the fifty-second (52nd) day after the date of the prospectus relating to the Company’s initial public offering, unless Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC (“CCM”) determines that an earlier date is acceptable, but in no event will the Class A ordinary shares and Rights be traded separately until the Company files with the Securities and Exchange Commission (the “SEC”) a current report on Form 8-K which includes an audited balance sheet reflecting the receipt by the Company of the gross proceeds from its initial public offering including the proceeds received by the Company from the exercise of the over-allotment option thereto, if the over-allotment option is exercised. If CCM allows separate trading of the Class A ordinary shares and Rights prior to the 52nd day after the date of the prospectus relating to the Company’s initial public offering, the Company will file a Current Report on Form 8-K with the SEC announcing when such separate trading shall begin.
The terms of the Rights are governed by a rights agreement (the “Rights Agreement”), dated as of [●], 2025 between the Company and Continental Stock Transfer & Trust Company, as the rights agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Rights Agreement are on file at the office of Continental Stock Transfer & Trust Company at 1 State Street, 30th Floor, New York, New York 10004 and are available to any Rights holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Each Unit may be mandatorily split by the Company in connection with the closing of a Business Combination.

Witness the seal of the Company and the electronic or facsimile signatures of its duly authorized officers.
This Unit Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

[seal]

By
	Director	Chief Financial Officer

A Paradise Acquisition Corp.
The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - ___________	Custodian ______________

TEN ENT –	as tenants by the entireties	(Cust)	(Minor)

JT TEN –	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act ____________	(State)
Additional Abbreviations may also be used though not in the above list.
For value received, ___________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE(S))

Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated ___________________________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).
The holder of this certificate shall be entitled to receive funds with respect to the underlying Class A ordinary shares from the trust fund account only in the event of (i) the liquidation of the trust account upon a failure to consummate a business combination or (ii) if the holder seeks to convert such holder’s respective Class A ordinary shares underlying the unit upon the consummation of a business combination or in connection with certain amendments to the Company’s Amended and Restated Memorandum and Articles of Association prior to the consummation of a business combination in each case as described in the prospectus covering the securities. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.